UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 10, 2020

AMERICAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038
 (Address of principal executive offices)

(317) 855-9926
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 8.01 Other Events

On August 10, 2020 American Resources Corporation (or the “Company”) received a letter from the Nasdaq Stock Market stating that the Company has regained compliance under Nasdaq Listing Rule 5550(b)(2) . On June 3, 2020 the Company was notified by Nasdaq that it had failed to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing as required by The Nasdaq Capital Market set forth in Listing Rule 5550(b)(1). Since then, Nasdaq has determined that the Company has met the alternative requirement having market value of listed securities of at least $35 million for at least ten consecutive days as set forth in Listing Rule 5550(b)(2). As such, this matter is now closed.

Item 9.01.1. Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
99.1	Notification Letter from Nasdaq dated August 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: August 10, 2020	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer